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                                                                 Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-20733 of HPSC, Inc. of our report dated February 28, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP

Boston, Massachusetts
March 10, 1997